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                  [Dow, Lohnes & Albertson, PLLC Letterhead]

                                                                     EXHIBIT 5.1

                                October 27, 1999



Triton PCS Holdings, Inc.
375 Technology Drive
Malvern, Pennsylvania  19355

Ladies and Gentlemen:

     We refer to the Registration Statement (the "Initial Registration Statement") on Form S-1 (File No. 333-85149) filed by Triton PCS Holdings, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), to be offered to the public pursuant to an Underwriting Agreement (the "Underwriting Agreement") among the Company and Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Salomon Smith Barney Inc., First Union Securities, Inc. and J.P. Morgan Securities Inc., as representatives of the U.S. underwriters, and Morgan Stanley & Co. International Limited, Lehman Brothers International (Europe), Salomon Brothers International Limited, First Union Securities, Inc. and J.P. Morgan Securities Ltd., as representatives of the international underwriters. Capitalized terms used herein that are not otherwise defined shall have the same meaning given them in the Underwriting Agreement.

     The Initial Registration Statement was declared effective by the Commission on October 27, 1999. The Company has filed, as of the date hereof, a Registration Statement on Form S-1 pursuant to Rule 462(b) of the Securities Act (the "New Registration Statement") to register additional shares of Class A Common Stock to be purchased and sold under the Underwriting Agreement together with the shares of Class A Common Stock registered pursuant to the Initial Registration Statement.

     In connection with the New Registration Statement, we have acted as special counsel for the Company and have reviewed the Initial Registration Statement.
In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity
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to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction, other than the corporate laws of the State of Delaware and the laws of the United States to the extent applicable hereto. Accordingly, as to matters of law set forth below, our opinion is limited to matters of law under the laws of the District of Columbia, the laws of the United States to the extent applicable hereto and the corporate laws of the State of Delaware, and we express no opinion as to the laws of any states or jurisdictions other than as specified above.

     Based upon the foregoing and subject to the other qualifications stated herein, we are of the opinion that the shares of Class A Common Stock being registered by the Company pursuant to the New Registration Statement have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the New Registration Statement and to the reference to this firm under the caption "Legal Matters" contained in the Initial Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,

                              DOW, LOHNES & ALBERTSON, PLLC

                              By:    /s/ John W. McNamara
                                   ----------------------
                                    John W. McNamara
                                    Member

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